EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to incorporation by reference in this Registration Statement on Form S-3 of our report dated February 28, 2003 relating to the consolidated financial statements, which appears in the Micro Therapeutics, Inc. Annual Report on Form 10-KSB for the year ended December 31, 2002. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/    PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Orange County, California

May 2, 2003